Exhibit 10.1

FUNDING AGREEMENT

This Funding Agreement (this “Agreement”), dated as of December 18, 2013, is by and among Wound Management Technologies, Inc., a Texas corporation (the “Company”), and each of the persons and entities listed on the signature page hereto under the heading “Investors” (each, an “Investor” and collectively, the “Investors”).  The Company and each Investor are sometimes each referred to herein as a “Party” and collectively, as the “Parties”.

WITNESSETH:

WHEREAS, the Company is in need of additional funding, and the Investors have agreed to provide such funding, on the terms and conditions set forth below in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby mutually covenant and agree as follows:

1. Funding Obligations.  Each Investor, severally and not jointly, hereby agrees to purchase (or to cause an affiliate of such Investor to purchase) from the Company, and the Company hereby agrees to sell to such Investor (or its affiliate, if applicable), shares of Series C Convertible Preferred Stock, par value $10.00 per share, of the Company (the “Series C Preferred Stock”), from the Company, at a purchase price of $70.00 per share, on or prior to the following dates:

Investor	Number of Shares To Be Purchased	Aggregate Purchase Price	Purchase Deadline
Ed Rahn	1,429	$100,000	December 30, 2013
Gee Vanderbur	2,857	$200,000	December 30, 2013
Kate McKnight	714	$50,000	December 30, 2013
Jim Stuckert	14,286	$1,000,000	January 10, 2014
Denny Howell	7,143	$500,000	January 10, 2014
THS, Inc.	2,858	$200,000	February 28, 2014
Undiscovered Equities, Inc.	3,571	$250,000	February 28, 2014
Kate McKnight	1,429	$100,000	February 28, 2014

In order to effect such purchases, at the time of purchase each Investor shall execute and deliver to the Company a fully-completed Subscription Agreement for Shares of Series C Convertible Preferred Stock, the form of which is attached hereto as Exhibit A (the “Subscription Agreement”) together with the aggregate purchase price for the shares of Series C Preferred Stock purchased.  The failure of any Investor to make the investment provided above shall not excuse the obligations of any other Investor hereunder.  Upon receipt of a fully-completed and executed Subscription Agreement, the Company will execute and deliver to such subscribing Investor a fully-executed Subscription Agreement for such investment, together with a stock certificate evidencing the shares of Series C Preferred Stock purchased by such Investor under such Subscription Agreement.  The rights and preferences of the Series C Preferred Stock are set forth in the Certificate of Designations, Number, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock of the Company, a copy of which is attached as Exhibit A to the Subscription Agreement.

2. Miscellaneous.

(a) This Agreement shall inure for the benefit of the Parties and their respective legal representatives, successors, and assigns, and shall not inure to the benefit of any other person or entity; it being the intention of the Parties that no person or entity shall be deemed a third party beneficiary of this Agreement.

(b) THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN AND SHALL BE INTERPRETED, CONSTRUED, AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

(c) Neither this Agreement nor the rights of obligations of any Party under this Agreement may be assigned by any Party without the prior written consent of all of the other Parties.

(d) In the event any Party shall resort to legal action to enforce the terms and provisions of this Agreement, the prevailing Party may recover from the non-prevailing Party the costs of such action including, without limitation, reasonable attorneys’ fees.

(e) In the event any provision of this Agreement is held to be unenforceable for any reason, such provision shall be severable from this Agreement if it is capable of being identified with and apportioned to reciprocal consideration or to the extent that it is a provision that is not essential and the absence of which would not have prevented the parties from entering into this Agreement.  The unenforceability of a provision that has been performed shall not be grounds for invalidation of this Agreement under circumstances in which the true controversy between the parties does not involve such provision.

(f) This Agreement supersedes all previous contracts, agreements and understandings among the Parties concerning the subject matter hereof, and constitutes the entire agreement among the Parties with respect to the subject matter hereof.  No oral statements or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment, such amendment(s) to become effective on the date(s) stipulated therein.

(g) The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of all Parties.

(h) This Agreement may be executed in any number of counterparts, each of which will be taken to be an original; but such counterparts will together constitute one document.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

WOUND MANAGEMENT TECHNOLOGIES, INC.

By:_______________________________________
      Robert H. Lutz, Jr.,
      Chief Executive Officer

INVESTORS:
/s/ Ed Rahn
Ed Rahn

/s/ Gene Vanderbur
Gene Vanderbur

/s/ Kate McKnight
Kate McKnight

/s/ Jim Stuckert
Jim Stuckert

/s/ Denny Howell
Denny Howell

THS, INC.

By:  /s/ Robert Taylor
        Robert Taylor, President

UNDISCOVERED EQUITIES, INC.

By:  /s/ Kevin McKnight
        Kevin McKnight, President

EXHIBIT A

Subscription Agreement for Shares of Series C Convertible Preferred Stock

[See attached document]